

<ARTICLE>                     5
<LEGEND>
     THIS SCHEDULE  CONTAINS SUMMARY FINANCIAL  INFORMATION  EXTRACTED FROM FORM
     10-K AND IS  QUALIFIED  IN ITS  ENTIRETY  BY  REFERENCE  TO SUCH  FINANCIAL
     STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              MAR-31-1999
<PERIOD-START>                                 APR-01-1998
<PERIOD-END>                                   MAR-31-1999
<CASH>                                              26,515
<SECURITIES>                                             0
<RECEIVABLES>                                        8,107
<ALLOWANCES>                                             0
<INVENTORY>                                         16,328
<CURRENT-ASSETS>                                         0
<PP&E>                                             346,947
<DEPRECIATION>                                    (123,337)
<TOTAL-ASSETS>                                     900,660<F1>
<CURRENT-LIABILITIES>                                    0
<BONDS>                                            693,764<F2>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                            41,391
<OTHER-SE>                                         (55,519)
<TOTAL-LIABILITY-AND-EQUITY>                       900,660<F3>
<SALES>                                                  0
<TOTAL-REVENUES>                                   505,323
<CGS>                                                    0
<TOTAL-COSTS>                                      331,646
<OTHER-EXPENSES>                                   122,473<F4>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                  65,901
<INCOME-PRETAX>                                    (14,697)
<INCOME-TAX>                                        (3,079)<F5>
<INCOME-CONTINUING>                                (11,618)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                       (11,618)<F6>
<EPS-BASIC>                                            0
<EPS-DILUTED>                                            0


     <F1>   Total Assets:

Includes Advance Location Payments of $79,705, Contract Rights of $413,014 and Goodwill of $109,025, each net of accumulated amortization at March 31, 1999.

     <F2>   Bonds:

Includes $296,655 of 11 3/4 senior notes, as well as debt outstanding under a credit facility of $384,003 at March 31, 1999.

     <F3>   Total Liabilities:

Includes Accrued Rental Payments of $26,888 and Accrued Interest of $15,516 at March 31, 1999.

     <F4>  Other Expenses:

Includes stock based compensation charges of $1,120 for the year ended March 31, 1999.

     <F5>  Income Tax:

The provision (benefit) for income taxes consists of $1,264 currently payable and ($4,343) deferred, for the year ended March 31, 1999.

     <F6>  Net Income:

In addition, EBITDA of $165,772 (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.

